CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our report dated November 21, 2008 on the financial statements and financial highlights of Touchstone Investment Trust, in Post-Effective Amendment Number 95 to the Registration Statement (Form N-1A, No. 811-2538), included in the Annual Report to Shareholders for the fiscal year ended September 30, 2008, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

Cincinnati, Ohio
January 26, 2009